EXHIBIT 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into this 3rd day of June, 2014, by and between BIOCORRX, INC. f/k/a FRESH START PRIVATE MANAGEMENT, INC. (hereinafter “BioCorRx”), on the one hand, and FRESH START PRIVATE FLORIDA, LLC (hereinafter “FSP-FL”) and TIMOTHY JON JACKOBOICE (hereinafter “Jackoboice”), on the other hand; BioCorRx, FSP-FL and Jackoboice may be collectively referred to herein as the “Parties”.

WHEREAS, a dispute arose between the Parties concerning a License Agreement and Consulting Agreement relative to the Fresh Start Private Program as set forth in the pleadings in the case styled as Fresh Start Private Florida, LLC v. BioCoRx, Inc. f/k/a Fresh Start Private Management, Inc., Collier County Case No. 13-CA-1850 (hereinafter the “Litigation”); and

WHEREAS, the Parties have resolved their differences and desire to reduce their settlement understanding to a writing so that it shall be binding upon them as well as their respective current and former owners, principals, elected officials, officers, employees, ex-employees, agents, attorneys, representatives, insurers, spouses, successors, assigns, heirs, grantees and affiliates:

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual promises (the receipt and sufficiency of such consideration being acknowledged by all Parties), the Parties agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated by reference.

2. Denial of Liability. No party is admitting wrongdoing, fault, or liability of any nature by entering into this Agreement.

3. Authority to Enter Into Agreement. Jackoboice represents that he has the authority to enter into this Agreement on behalf of FSP-FL, and to bind FSP-FL to the terms set forth in this Agreement. Kent Emry and Neil Muller represent that they have the authority to enter into this Agreement on behalf of BioCoRx, and to bind BioCoRx to the terms set forth in this Agreement.

4. *

5. *

6. Dismissal of Pending Litigation. Plaintiff, Defendant and Jackoboice shall sign the Stipulation attached hereto as Exhibit “3” and stipulate to the entry of the Order attached hereto as Exhibit “4”, which dismisses with prejudice all claims and counterclaims, and provides that the Court shall retain jurisdiction only for the purpose of enforcing this Settlement Agreement.*
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* Information omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

7. Termination of Other Agreements. All prior and current agreements between the Parties are null and void as of the date of this Agreement. This includes, but is not limited to, the Florida License Agreement, and all Amendments thereto, the New York License Agreement, and the Consulting Agreement.

8. Non-Disparagement. The Parties agree that they will not engage in any conduct or communications designed or having the effect of disparaging the other party.

9. Release of All Claims by FSP-FL and Jackoboice Against BioCoRx. Except for any breach of this Agreement, FSP-FL and Jackoboice hereby release, acquit, satisfy, and forever discharge BioCorRx (including any and all employees, officers, directors, heirs, successors, assigns, legal representatives, attorneys and agents of BioCorRx) of and from any and all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which FSP-FL or Jackoboice ever had, now have, or which any personal representative, successor, heir or assign of FSP-FL or Jackoboice, hereafter can, shall or may have involving or relating to the Litigation and/or the Fresh Start Private Program (as that term is defined in the Litigation) for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement.

10. Release of All Claims by BioCorRx Against FSP-FL and Jackoboice. Except for any breach of this Agreement, BioCorRx hereby releases, acquits, satisfies, and forever discharges FSP-FL and Jackoboice (including any and all employees, officers, directors, heirs, successors, assigns, legal representatives, attorneys and agents of FSP-Florida and Jackoboice) of and from any and all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which BioCorRx ever had, now have, or which any personal representative, successor, heir or assign of BioCorRx, hereafter can, shall or may have involving or relating to the Litigation and/or the Fresh Start Private Program (as that term is defined in the Litigation) for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement.

11. Bear Own Attorneys’ Fees. The Parties shall bear their own attorneys’ fees and costs incurred relative to the Litigation.

12. Representation as to No Other Claims. The Parties to this Agreement expressly warrant and represent that they are not currently aware of any claims between them related to the Fresh Start Private Program (as that term is defined in the Litigation) or any other matter by and between themselves that have not been asserted in the Litigation other than those addressed in this Agreement.

13. Enforcement of the Settlement Agreement. This Agreement is subject to enforcement under Rule 1.700, et seq. of the Florida Rules of Civil Procedure, as the result of a court-ordered mediation conference. The Agreement is the collective product of the Parties, and shall not be construed against any Party as the drafter.

14. Governing Law and Venue. This Agreement and all other documents executed in connection with this Agreement are governed by and shall be interpreted under Florida law. The sole and exclusive venue for any litigation among the Parties that may arise out of, or is related to this Agreement, or any documents executed in connection with this Agreement shall be in the Circuit Court in and for Collier County, Florida.

15. Enforceability. In the event that any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions, in whole or in part, shall continue to be enforceable to the greatest extent allowed by law and to the same extent as if the void or unenforceable provision were omitted from the Agreement.

16. Entire Settlement Agreement. This Agreement contains the entire agreement between BioCorRx, FSP-FL and Jackoboice, and all prior or contemporaneous negotiations or representations are merged into this Agreement. This Agreement may not be amended or modified except in a written document signed by BioCorRx, FSP-FL and Jackoboice. The Parties represent that there were no oral statements outside of the terms of this Agreement that were material and that induced any Party to enter into this Agreement.

17. Paragraph Headings. Captions and paragraph headings in this Agreement are for convenience and reference only and do not define, describe, extend or limit the scope or intent of this Agreement or any provision herein.

18. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts with each copy being deemed an original. A facsimile signature on this Agreement will be deemed to be equivalent to an original signature.

19. Attorney’s Fees for Breach of Agreement. In the event any Party is required to take action to enforce the terms of this Agreement, including but not limited to bringing a lawsuit arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs through trial and any and all appeals. This provision also applies to any attorney’s fees and costs incurred in obtaining and enforcing the Final Judgment referenced in paragraph 5, above.

20. Website. FSP-FL and Jackoboice shall transfer to BioCorRx the domain and all rights to FSP-FL’s website, www.freshstartprivateflorida.com, within ten (10) days.

21. Confidentiality. The parties shall keep the financial terms of this settlement confidential, except they may discuss the terms with their lawyers, accountants, officers and directors. If BioCorRx’s securities lawyers advise them that other disclosures must be made, BioCorRx may do so.

IN WITNESS WHEREOF, the parties hereto have set their hands on the date indicated herein.

Signed, sealed and delivered in the presence of:

FRESH START PRIVATE FLORIDA, LLC, a Florida limited liability company

	By:	Glacier Holdings, LLC, as manager

Date: 6/3/14	By:	/s/ Timothy Jon Jackoboice
Timothy Jon Jackoboice, as manager

Date: 6/3/14	By:	/s/ Timothy Jon Jackoboice
Timothy Jon Jackoboice, individually

BIOCORX, INC., a Nevada Corporation

Date: 6/3/14	By:	/s/ Kent Emry
Kent Emry, as Chief Executive Officer

Date: 6/3/14	By:	/s/ Neil Muller
Neil Muller, as President and Founder

Date: 6/3/14	By:	/s/ Edward K. Cheffy
Edward K. Cheffy, Esq.
Attorney for BioCorRx, Inc.

Date: 6/3/14	By:	/s/ Casey K. Weidenmiller
Casey K. Weidenmiller, Esq.
Attorney for Fresh Start Private Florida, LLC and Timothy Jackoboice

Date: 6/3/14	By:	/s/ Robin Doyle
Robin Doyle, Mediator